UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 19, 2025, Easterly Government Properties, Inc. filed a Current Report on Form 8-K under Item 5.02 (the “Original Report”). Due to a clerical error, the incorrect item number was inadvertently tagged in the submission header of the Original Report. This Amendment No. 1 on Form 8-K/A is being filed for the sole purpose of correcting the submission header tagging in the Original Report to refer to Item 5.02 rather than to Item 5.01. All disclosures contained in the Original Report remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2025, Easterly Government Properties, Inc. (the “Company”) appointed Brian M. Colantuoni, the Company’s Senior Vice President and Chief Accounting Officer, as the Company’s principal accounting officer. Allison E. Marino, the Company’s Executive Vice President, Chief Financial Officer, previously served as principal accounting officer and will continue to serve as the Company’s principal financial officer.

Mr. Colantuoni, 39, has served as the Company’s Senior Vice President and Chief Accounting Officer since March 2025. Mr. Colantuoni previously served as an Audit Principal at BDO USA, P.C. (“BDO”) from 2022 to 2024 where he focused on REITs and other real estate focused companies. Prior to his tenure at BDO, Mr. Colantuoni served, from 2008 to 2022, as Audit Director and in a variety of other roles in the Asset and Wealth Management group at PricewaterhouseCoopers LLP specializing in the real estate sector. Mr. Colantuoni earned his B.S. in Business Administration with a concentration in accounting from Christopher Newport University and a Masters in Accountancy from the College of William and Mary.

There were no arrangements or understandings between Mr. Colantuoni and any other persons pursuant to which Mr. Colantuoni received his appointment. Mr. Colantuoni does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Colantuoni was awarded a grant of shares of restricted common stock of the Company having a value of approximately $200,000, which will vest two years from the grant date, subject to Mr. Colantuoni’s continued service with the Company.

The Company and Mr. Colantuoni also entered into an indemnification agreement in substantially the same form as the Company has entered into with its executive officers. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Mr. Colantuoni to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Mr. Colantuoni by reason of his service as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

Date:	May 20, 2025	By:	/s/ Franklin V. Logan
Franklin V. Logan Executive Vice President, General Counsel and Secretary